NEWS RELEASE

Visteon Announces Second-Quarter 2020 Results

•Net sales of $371 million; 48% reduction Y/Y excluding currency
•Industry production down 45% Y/Y; Visteon customers down 53% Y/Y
•Visteon sales outperformed customer production by five percentage points
•$1.7 billion in new business and 21 new product launches YTD
•Cash of $759 million; no significant near-term debt maturities

VAN BUREN TOWNSHIP, Mich., July 30, 2020 — Visteon Corporation (NASDAQ: VC) today announced that despite a drastic market downturn in the second quarter, the company's sales outperformed production volumes at Visteon's top customers by five percentage points. The company’s sales outperformed industry production volumes in Europe and China, driven by new product launches and improved take rates.

Second-quarter 2020 sales were $371 million, gross margin during the same period was $4 million, and net loss attributable to Visteon was $45 million. Adjusted EBITDA, a non-GAAP measure as defined below, was a loss of $3 million for the second quarter of 2020. Adjusted EBITDA was impacted by lower sales volume, primarily due to COVID-19 and partially offset by strong cost-reduction actions, resulting in adjusted EBITDA decremental margin1 of 15%.

The company actively managed cash and liquidity, reduced operational costs, strengthened commercial discipline and aligned supply chain and manufacturing to lower demand. These actions are positioning the company to not only weather the storm but emerge stronger as industry volumes recover.

“Visteon took decisive actions in the second quarter to reduce its cost base in response to decreased automotive industry activity,” said President and CEO Sachin Lawande. “Despite the challenging environment, we launched 21 new products during the first half of the year, including all-digital clusters, a new Android-based infotainment system and large displays. We also won $1.7 billion in new business in the first half, which will position us for continued market outperformance in the future."

The company continued to execute on its growth strategy in the second quarter by launching 8 new products, including its infotainment solution in the VW Nivus, a new coupe-style SUV for the Brazil market. The new model debuts VW Play – a pioneering infotainment system for enhanced in-car connectivity, streaming and other services supported by Visteon. Other key launches include a 12-inch digital cluster with Toyota, the company's first with this OEM, and a 12-inch digital cluster for the Nissan Rogue compact SUV.

The company won more than $900 million of new business during the quarter. Key wins include a multi-display module with a 12-inch and 27-inch display for a Chinese OEM, a SmartCore™-based cockpit domain controller for a different Chinese OEM, and a 10-inch touch screen center display for a Japanese OEM.

As of June 30, 2020, Visteon had cash of $759 million and debt of $770 million with no significant near-term debt maturities.

For the first half of 2020, cash used by operations was $13 million and capital expenditures were $65 million. Adjusted free cash flow, a non-GAAP financial measure, for the first half of 2020 was a use of cash of $66 million, compared to a use of cash of $2 million for the same period in the prior year.

The company had 27.8 million diluted shares of common stock outstanding as of June 30, 2020.
About Visteon

Visteon is a global technology company that designs, engineers and manufactures innovative cockpit electronics and connected car solutions for the world’s major vehicle manufacturers. Visteon is driving the smart, learning, digital cockpit of the future, to improve safety and the user experience. Visteon is a global leader in cockpit electronic products including digital instrument clusters, information displays, infotainment, head-up displays, telematics, SmartCore™ cockpit domain controllers, and the DriveCore™ autonomous driving platform. Visteon also delivers artificial intelligence-based technologies, connected car, cybersecurity, interior sensing, and embedded multimedia and smartphone connectivity software solutions. Headquartered in Van Buren Township, Michigan, Visteon has approximately 10,000 employees at more than 40 facilities in 18 countries. Visteon had sales of approximately $3 billion in 2019. Learn more at www.visteon.com.

Conference Call and Presentation

Today, Thursday, July 30, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 866-411-5196
Outside U.S./Canada: 970-297-2404
Conference ID: 2369176

(Call approximately 15 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website. A news release on Visteon’s second-quarter results will be available in the news section of the website.

A replay of the conference call will be available through the company’s website or by dialing
855-859-2056 (toll-free from the U.S. and Canada) or 404-537-3406 (international). The conference ID for the phone replay is 2369176. The phone replay will be available for one week following the conference call.

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1 Adjusted EBITDA decremental margin, a non-GAAP measure, is defined as the year-over-year change in adjusted EBITDA divided by the year-over-year change in net sales, and excludes $5 million of operational challenges that impacted second-quarter 2019 adjusted EBITDA.

Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted gross margin, adjusted SG&A, adjusted EBITDA, adjusted EBITDA decremental margin, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

The company has withdrawn its financial guidance and, due to the continued uncertainty of market conditions, will not be providing revised guidance until there is better clarity regarding the COVID-19 impact.

In order to provide the forward-looking non-GAAP financial measures for full-year 2020, the company is providing reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:

•continued and future impacts of the coronavirus (COVID-19) pandemic on our financial condition and business operations including global supply chain disruptions, market downturns, reduced consumer demand and new government actions or restrictions;

•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;

•our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated;

•our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;

•our ability to satisfy pension and other post-employment benefit obligations;

•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;

•general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;

•increases in raw material and energy costs and our ability to offset or recover these costs; increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and

•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by our subsequent filings with the Securities and Exchange Commission).

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this press release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020. New business wins, re-wins and backlog do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer cancellations, installation rates, customer price reductions and currency exchange rates.

Follow Visteon:

Contacts:

Media:

Dave Barthmuss
805-660-1914
dave.barthmuss@visteon.com

Investors:

Kris Doyle
201-247-3050
kdoyle@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019

Net sales	$371	$733	$1,014	$1,470
Cost of sales	(367)	(663)	(957)	(1,334)
Gross margin	4	70	57	136
Selling, general and administrative expenses	(41)	(58)	(95)	(115)
Restructuring expense, net	(4)	—	(37)	(1)
Interest expense, net	(3)	(2)	(5)	(4)
Equity in net income of non-consolidated affiliates	1	3	2	6
Other income, net	3	3	7	5
Income (loss) before income taxes	(40)	16	(71)	27
Provision for income taxes	(2)	(8)	(7)	(3)
Net income (loss)	(42)	8	(78)	24
Net income attributable to non-controlling interests	(3)	(1)	(2)	(3)
Net income (loss) attributable to Visteon Corporation	$(45)	$7	$(80)	$21

Comprehensive income (loss)	$(37)	$4	$(110)	$25
Comprehensive income (loss) attributable to Visteon Corporation	$(40)	$4	$(112)	$22

Basic earnings (loss) per share attributable to Visteon Corporation	$(1.62)	$0.25	$(2.87)	$0.75

Diluted earnings (loss) per share attributable to Visteon Corporation	$(1.62)	$0.25	$(2.87)	$0.74

Average shares outstanding (in millions)
Basic	27.8	28.1	27.9	28.1
Diluted	27.8	28.2	27.9	28.2

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	June 30	December 31
	2020	2019
ASSETS
Cash and equivalents	$755	$466
Restricted cash	4	3
Accounts receivable, net	334	514
Inventories, net	170	169
Other current assets	163	193
Total current assets	1,426	1,345

Property and equipment, net	416	436
Intangible assets, net	125	127
Right-of-use assets	157	165
Investments in non-consolidated affiliates	50	48
Other non-current assets	146	150
Total assets	$2,320	$2,271

LIABILITIES AND EQUITY
Short-term debt	$22	$37
Accounts payable	332	511
Accrued employee liabilities	59	73
Current lease liability	29	30
Other current liabilities	156	147
Total current liabilities	598	798

Long-term debt, net	748	348
Employee benefits	281	292
Non-current lease liability	135	139
Deferred tax liabilities	28	27
Other non-current liabilities	62	72

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,341	1,342
Retained earnings	1,599	1,679
Accumulated other comprehensive loss	(299)	(267)
Treasury stock	(2,284)	(2,275)
Total Visteon Corporation stockholders’ equity	358	480
Non-controlling interests	110	115
Total equity	468	595
Total liabilities and equity	$2,320	$2,271

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019
OPERATING
Net income (loss)	$(42)	$8	$(78)	$24
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	25	24	50	49
Non-cash stock-based compensation	4	6	9	11
Equity in net income (loss) of non-consolidated affiliates, net of dividends remitted	(1)	(3)	(2)	(6)
Other non-cash items	(4)	2	2	5
Changes in assets and liabilities:
Accounts receivable	68	15	170	18
Inventories	11	8	(5)	(3)
Accounts payable	(107)	11	(149)	20
Other assets and other liabilities	8	(14)	(10)	(57)
Net cash provided from (used by) operating activities	(38)	57	(13)	61
INVESTING
Capital expenditures, including intangibles	(21)	(34)	(65)	(71)
Loan repayments from non-consolidated affiliates	—	—	2	2
Other	5	1	6	2
Net cash used by investing activities	(16)	(33)	(57)	(67)
FINANCING
Borrowings on revolving credit facility	—	—	400	—
Repurchase of common stock	—	(20)	(16)	(20)
Dividends paid to non-controlling interests	—	—	(7)	—
Short-term debt repayments, net	(14)	(1)	(14)	(3)
Net cash provided from (used by) financing activities	(14)	(21)	363	(23)
Effect of exchange rate changes on cash	2	—	(3)	—
Net increase (decrease) in cash	(66)	3	290	(29)
Cash and restricted cash at beginning of the period	825	435	469	467
Cash and restricted cash at end of the period	$759	$438	$759	$438

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in millions)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines Adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, loss on divestiture, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Six Months Ended
	June 30		June 30
Visteon:	2020	2019	2020	2019
Net income (loss) attributable to Visteon Corporation	$(45)	$7	$(80)	$21
Depreciation and amortization	25	24	50	49
Provision for income taxes	2	8	7	3
Non-cash, stock-based compensation expense	4	6	9	11
Interest expense, net	3	2	5	4
Net income attributable to non-controlling interests	3	1	2	3
Restructuring expense, net	4	—	37	1
Equity in net income of non-consolidated affiliates	(1)	(3)	(2)	(6)
Other	2	1	2	1
Adjusted EBITDA	$(3)	$46	$30	$87
Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses Adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and Adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines Free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines Adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Free cash flow and Adjusted free cash flow include amounts associated with discontinued operations. Because not all companies use identical calculations, this presentation of Free cash flow and Adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Six Months Ended
	June 30		June 30
Total Visteon:	2020	2019	2020	2019
Cash provided from (used by) operating activities	$(38)	$57	$(13)	$61
Capital expenditures, including intangibles	(21)	(34)	(65)	(71)
Free cash flow	$(59)	$23	$(78)	$(10)
Restructuring related payments	7	5	12	8
Adjusted free cash flow	$(52)	$28	$(66)	$(2)
Free cash flow and Adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and Adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses Free cash flow and Adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and Adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines Adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring expense, loss on divestiture, gain on non-consolidated affiliate transactions, discontinued operations, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines Adjusted earnings per share as Adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of Adjusted net income and Adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019
Net income (loss) attributable to Visteon	$(45)	$7	$(80)	$21

	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019
Diluted earnings per share:
Net income (loss) attributable to Visteon	$(45)	$7	$(80)	$21
Average shares outstanding, diluted (in millions)	27.8	28.2	27.9	28.2
Diluted earnings (loss) per share	$(1.62)	$0.25	$(2.87)	$0.74

Adjusted earnings per share:
Net income (loss) attributable to Visteon	$(45)	$7	$(80)	$21
Restructuring, net	4	—	37	1
Other	1	1	1	1
Adjusted net income (loss)	$(40)	$8	$(42)	$23
Average shares outstanding, diluted (in millions)	27.8	28.2	27.9	28.2
Adjusted earnings (loss) per share	$(1.44)	$0.28	$(1.51)	$0.82

Adjusted net income and Adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and Adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses Adjusted net income and Adjusted earnings per share for internal planning and forecasting purposes.